Exhibit 99.1

Molina Healthcare Reports Fourth Quarter and Year-End 2014 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--February 9, 2015--Molina Healthcare, Inc. (NYSE: MOH):

  Full year 2014 net income per diluted share, continuing operations, of $1.30, representing a 35% increase over 2013 net income per diluted share, continuing operations, of $0.96.
  Full year 2014 adjusted net income per diluted share, continuing operations,1 of $3.43, representing a 10% increase over 2013 adjusted net income per diluted share, continuing operations,1 of $3.13.
  Full year 2014 total revenue of $9.7 billion, up 47% over 2013.
  Aggregate membership up 36% over 2013.
  Full year 2014 cash flow from operations exceeded $1 billion.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the fourth quarter and year ended December 31, 2014.

“2014 was a year of great growth and accomplishment for Molina Healthcare. We added almost 700,000 members to our health plans; we launched our Medicare Medicaid dual eligible plans in California, Illinois, and Ohio; and we began operations at our South Carolina health plan,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “While the overall results fell short of our expectations due to factors outside of our control, such as the reimbursement of the Affordable Care Act’s Health Insurer Fee, we enter 2015 better prepared to meet many of the challenges ahead of us. We are incredibly excited about the Puerto Rico and dual eligible contracts in the pipeline for 2015. In addition, we are making significant progress as our company continues to shift toward becoming a chronic care company, while we continue to invest and position ourselves for the longer term.”

2015 Business Outlook and Investor Meeting

As has been our past practice, we will discuss the Company’s 2015 business outlook and strategy at our Investor Day Conference webcast and presentation to be held on February 12, 2015, at the Le Parker Meridien Hotel in New York City from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at www.molinahealthcare.com.

Overview of Financial Results, Continuing Operations

Dramatic increases in enrollment and revenue, as well as improved administrative cost efficiency, offset higher medical costs and higher tax rates to generate a substantial improvement in the Company’s bottom-line performance between 2013 and 2014.

Strong enrollment growth across all of the Company’s programs combined with an 18% increase in premium revenue per member generated almost $3 billion, or 46%, more premium revenue for the year ended December 31, 2014, when compared with the year ended December 31, 2013.

Enrollment growth was primarily due to Medicaid Expansion program membership added as a result of the Affordable Care Act and membership added at the Company’s South Carolina and Illinois health plans. Higher per member per month premium revenue was primarily the result of the inclusion of long-term services and supports (LTSS) benefits in various Medicaid managed care programs in California, Florida, Illinois, New Mexico, and Ohio.

The Company reported substantial improvements in administrative cost efficiency in 2014. General and administrative expenses as a percentage of revenue declined to 7.3% for the fourth quarter of 2014, from 11.0% for the same period in 2013, and was 7.9% for the year ended December 31, 2014, versus 10.1% for 2013.

Although medical margin (defined as the excess of premium revenue over medical care costs) increased nearly 20% in 2014 over 2013, the Company’s consolidated medical care ratio (defined as medical care costs as a percentage of premium revenue) increased to 89.5% in 2014 from 87.1% in 2013.

The medical care ratio increased substantially in 2014 as a result of three developments:

  Much of the Company’s revenue growth has come from participation in Medicaid programs covering LTSS. As the Company has previously discussed, percentage profit margins for LTSS benefits are generally lower than percentage profit margins for acute medical benefits.
  Increases to the Company’s base premiums in recent years have not kept pace with medical cost trends.
  Lack of coordination in the design of profit caps and medical cost floors in some of the Company’s state Medicaid contracts is resulting in counterproductive outcomes. In some instances, givebacks due to profitable performance in one product cannot be offset against losses in other products.

Affordable Care Act Health Insurer Fee Update

The Company previously reported that its results have been adversely affected by delays in reimbursement (including reimbursement for tax effects) of the Affordable Care Act’s Health Insurer Fee (ACA HIF) from California, Michigan, New Mexico, Texas and Utah.

During the fourth quarter, New Mexico and Texas agreed to full reimbursement, resulting in additional revenue of $30 million, or $0.38 per diluted share, for the fourth quarter of 2014. California has not yet committed to reimbursement for 2014.

During the third quarter, Michigan and Utah committed to reimbursement of the ACA HIF, but not to the reimbursement of the related tax effects. While both states have informally indicated that it is their desire to reimburse the Company for those tax effects, there remained a shortfall of approximately $8 million for Michigan and Utah combined as of December 31, 2014.

The ACA HIF not reimbursed by California, as well as tax effects not yet reimbursed by Michigan and Utah, reduced income before taxes by approximately $20 million, or $0.26 per diluted share, for the year ended December 31, 2014 (per-share amount is on a GAAP and adjusted basis).

The following table summarizes the status of ACA HIF Medicaid revenue recognition for the year ended December 31, 2014.

	ACA HIF Medicaid Revenue
		Required
		Reimbursement
		through	Not
	Recognized	Dec. 31, 2014	Recognized
	(In millions)
Quarter 1	$16.6	$32.7	$16.1
Quarter 2	17.2	32.7	15.5
Quarter 3	27.0	32.7	5.7
Quarter 4	50.2	32.7	(17.5)
Year ended December 31, 2014	$111.0	$130.8	$19.8

Texas Health Plan Quality Revenue Update

The Company’s non-recognition of a portion of the Texas health plan’s quality revenue reduced income before taxes by approximately $8 million, or $0.10 per diluted share, for the fourth quarter of 2014, and $25.5 million, or $0.33 per diluted share, for the year ended December 31, 2014 (per-share amounts for both periods are on a GAAP and adjusted basis).

The following table summarizes the status of Texas quality revenue recognition for the year ended December 31, 2014:

	Texas Quality Revenue
		Amount At	Not
	Recognized	Risk	Recognized
	(In millions)
Quarter 1	$2.6	$8.6	$6.0
Quarter 2	1.1	8.6	7.5
Quarter 3	4.6	8.8	4.2
Quarter 4	1.0	8.8	7.8
Year ended December 31, 2014	$9.3	$34.8	$25.5

Of the $25.5 million of 2014 Texas quality revenue that was unrecognized at December 31, 2014, approximately $20 million is related to measures for which the Company lacks sufficient information to calculate its compliance. Should such information become available in the future, the Company may be able to recognize all or a portion of such revenue.

Conference Call

The Company’s management will host a conference call and webcast to discuss its fourth quarter and year-end results at 5:00 p.m. Eastern time on Monday, February 9, 2015. The number to call for the interactive teleconference is (212) 231-2938. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Monday, February 9, 2015, through 6:00 p.m. on Tuesday, February 10, 2015, by dialing (800) 633-8284 and entering confirmation number 21757432. A live audio broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation, Molina currently serves over 2.6 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at www.molinahealthcare.com.

Notes:

1.	Adjusted net income per diluted share, continuing operations, is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share, continuing operations. See below for reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

  continuing uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible ACA health insurer fee, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, the King v. Burwell case now pending before the Supreme Court, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  federal or state medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, including 2014 at-risk premium rules in the state of Texas;
  cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;
  the success of our new health plan in Puerto Rico;
  newly FDA-approved specialty drugs such as Sovaldi, Olysio, Harvoni, and other specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;
  the accurate estimation of incurred but not paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts;
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, including the success of the proposal of Molina Medicaid Solutions in New Jersey;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
  complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including pending qui tam actions in Florida and California, and the litigation commenced against us by the state of Louisiana alleging that Molina Medicaid Solutions and its predecessors used an incorrect reimbursement formula for the payment of pharmaceutical claims;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  the failure of a state in which we operate to renew its federal Medicaid waiver;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  public alarm associated with the Ebola virus, measles, or any actual widespread epidemic;
  changes in general economic conditions, including unemployment rates;
  increasing competition and consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 9, 2015, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

	MOLINA HEALTHCARE, INC.
	UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended		Year Ended
		December 31,		December 31,
		2014	2013	2014	2013
		(Amounts in thousands, except net income (loss) per share)
	Revenue:
	Premium revenue	$2,598,273	$1,595,352	$9,022,511	$6,179,170
	Service revenue	53,632	54,007	210,051	204,535
	Premium tax revenue	91,335	44,411	294,388	172,017
	Health insurer fee revenue (1)	51,699	—	119,484	—
	Investment income	2,478	2,006	8,093	6,890
	Other income	3,551	9,846	12,074	26,322
	Total revenue	2,800,968	1,705,622	9,666,601	6,588,934
	Operating expenses:
	Medical care costs	2,322,538	1,414,290	8,076,331	5,380,124
	Cost of service revenue	38,933	42,306	156,764	161,494
	General and administrative expenses	204,488	187,006	764,693	665,996
	Premium tax expenses	91,335	44,411	294,388	172,017
	Health insurer fee expenses (1)	22,148	—	88,591	—
	Depreciation and amortization	25,082	20,294	92,917	72,743
	Total operating expenses	2,704,524	1,708,307	9,473,684	6,452,374
	Operating income (loss)	96,444	(2,685)	192,917	136,560
	Other expenses, net:
	Interest expense	14,577	13,835	56,811	52,071
	Other (income) expense, net	(8)	(4)	802	3,343
	Total other expenses, net	14,569	13,831	57,613	55,414
	Income (loss) from continuing operations before income taxes	81,875	(16,516)	135,304	81,146
	Income tax expense (benefit)	47,942	(7,475)	72,726	36,316
	Income (loss) from continuing operations	33,933	(9,041)	62,578	44,830
	(Loss) income from discontinued operations	(141)	(85)	(355)	8,099
	Net income (loss)	$33,792	$(9,126)	$62,223	$52,929

	Diluted net income (loss) per share:
	Income (loss) from continuing operations	$0.69	$(0.20)	$1.30	$0.96
	(Loss) income from discontinued operations	—	—	(0.01)	0.17
	Diluted net income (loss) per share	$0.69	$(0.20)	$1.29	$1.13

	Diluted weighted average shares outstanding	48,893	45,725	48,340	46,862

	Operating Statistics, Continuing Operations:
	Medical care ratio (2)	89.4%	88.7%	89.5%	87.1%
	Service revenue ratio (3)	72.6%	78.3%	74.6%	79.0%
	General and administrative expense ratio (4)	7.3%	11.0%	7.9%	10.1%
	Premium tax ratio (2)	3.4%	2.7%	3.2%	2.7%
	Effective tax rate	58.6%	45.3%	53.8%	44.8%
____________
(1)

Health insurer fee expenses represent insurer fees levied by the federal government under the Affordable Care Act, which are not tax deductible. Associated revenues represent state and federal reimbursement of such fees (including the related income tax effect) for Medicaid and Medicare insurers.

(2)

Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue. Medical care costs include costs incurred for providing long term services and supports (LTSS).

(3)	Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(4)	Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
	(Amounts in thousands,
	except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,539,063	$935,895
Investments	1,019,462	703,052
Receivables	596,456	298,935
Income tax refundable	—	32,742
Deferred income taxes	39,532	26,556
Prepaid expenses and other current assets	50,884	42,484
Total current assets	3,245,397	2,039,664
Property, equipment, and capitalized software, net	340,778	292,083
Deferred contract costs	53,675	45,675
Intangible assets, net	89,273	98,871
Goodwill	271,964	230,738
Restricted investments	102,479	63,093
Derivative asset	329,323	186,351
Other assets	44,326	46,462
	$4,477,215	$3,002,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,200,522	$669,787
Accounts payable and accrued liabilities	241,654	263,043
Amounts due government agencies	527,193	56,922
Deferred revenue	196,076	122,216
Income taxes payable	8,987	—
Current maturities of long-term debt	341	182,008
Total current liabilities	2,174,773	1,293,976
Convertible senior notes	704,097	416,368
Lease financing obligations	160,710	159,394
Lease financing obligations - related party	40,241	27,092
Deferred income taxes	24,271	580
Derivative liability	329,194	186,239
Other long-term liabilities	33,487	26,351
Total liabilities	3,466,773	2,110,000
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 49,727 shares and 45,871 shares at December 31, 2014 and 2013, respectively	50	46
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	396,059	340,848
Accumulated other comprehensive loss	(1,019)	(1,086)
Retained earnings	615,352	553,129
Total stockholders’ equity	1,010,442	892,937
	$4,477,215	$3,002,937

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS,
CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
Operating activities:
Net income (loss)	$33,792	$(9,126)	$62,223	$52,929
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	34,940	25,831	134,404	93,866
Deferred income taxes	8,353	7,395	(2,352)	(31,047)
Stock-based compensation	5,612	8,040	21,727	28,694
Amortization of convertible senior notes and lease financing obligations	7,184	6,692	27,379	22,820
Other, net	2,347	3,323	6,222	17,729
Changes in operating assets and liabilities:
Receivables	(170,773)	(4,968)	(297,521)	(149,253)
Prepaid expenses and other current assets	32,065	4,488	(19,517)	(23,064)
Medical claims and benefits payable	76,676	37,081	530,735	175,257
Accounts payable and accrued liabilities	37,481	12,234	11,097	32,550
Amounts due government agencies	129,496	28,646	470,271	28,446
Deferred revenue	5,220	(2,172)	73,860	(19,582)
Income taxes	16,666	(38,250)	41,729	(39,262)
Net cash provided by operating activities	219,059	79,214	1,060,257	190,083

Investing activities:
Purchases of investments	(337,031)	(142,130)	(953,355)	(770,083)
Sales and maturities of investments	158,964	171,795	632,800	399,595
Purchases of equipment	(43,163)	(33,623)	(114,934)	(98,049)
(Increase) decrease in restricted investments	(9,360)	2,132	(33,661)	(18,992)
Net cash paid in business combinations	(36,633)	(3,837)	(44,133)	(61,521)
Other, net	(7,226)	3,768	(22,446)	5,739
Net cash used in investing activities	(274,449)	(1,895)	(535,729)	(543,311)

Financing activities:
Proceeds from issuance of convertible senior notes, net of financing costs paid	(762)	—	122,625	537,973
Proceeds from sale-leaseback transactions	—	—	—	158,694
Purchase of call option	—	—	—	(149,331)
Proceeds from issuance of warrants	—	—	—	75,074
Treasury stock purchases	—	(2,662)	—	(52,662)
Principal payments on term loan	—	—	—	(47,471)
Repayment of amounts borrowed under credit facility	—	—	—	(40,000)
Contingent consideration liabilities settled	—	—	(50,349)	—
Proceeds from employee stock plans	6,412	4,246	14,040	9,402
Principal payments on convertible senior notes	(10,449)	—	(10,449)	—
Other, net	656	436	2,773	1,674
Net cash (used in) provided by financing activities	(4,143)	2,020	78,640	493,353
Net (decrease) increase in cash and cash equivalents	(59,533)	79,339	603,168	140,125
Cash and cash equivalents at beginning of period	1,598,596	856,556	935,895	795,770
Cash and cash equivalents at end of period	$1,539,063	$935,895	$1,539,063	$935,895

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income (loss), which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Amounts in thousands)
Net income (loss)	$33,792	$(9,126)	$62,223	$52,929
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	30,202	25,831	113,715	93,866
Interest expense	14,577	13,835	56,811	52,071
Income tax expense (benefit)	48,087	(7,341)	72,523	26,404
EBITDA	$126,658	$23,199	$305,272	$225,270

The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following tables reconcile net income (loss) from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations.

	Three Months Ended December 31,
	2014		2013
	(In thousands, except per diluted share amounts)
Net income (loss), continuing operations	$33,933	$0.69	$(9,041)	$(0.20)
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	15,883	0.33	12,643	0.28
Amortization of convertible senior notes and lease financing obligations	4,526	0.09	4,216	0.09
Stock-based compensation	3,328	0.07	8,716	0.19
Amortization of intangible assets	3,143	0.06	3,631	0.08
Change in fair value of derivatives, net	(5)	—	(2)	—
Adjusted net income, continuing operations	$60,808	$1.24	$20,163	$0.44

	Year Ended December 31,
	2014		2013
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$62,578	$1.30	$44,830	$0.96
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	58,770	1.21	46,018	0.98
Amortization of convertible senior notes and lease financing obligations	17,249	0.36	14,377	0.31
Stock-based compensation	14,288	0.29	24,501	0.52
Amortization of intangible assets	12,870	0.27	13,117	0.28
Change in fair value of derivatives, net	(10)	—	3,580	0.08
Adjusted net income, continuing operations	$165,745	$3.43	$146,423	$3.13

	MOLINA HEALTHCARE, INC.
	UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP DATA,
	CONTINUING OPERATIONS

		As of December 31,
		2014	2013	2012
	Ending Membership by Health Plan:
	California	531,000	368,000	336,000
	Florida	164,000	89,000	73,000
	Illinois	100,000	4,000	—
	Michigan	242,000	213,000	220,000
	New Mexico	212,000	168,000	91,000
	Ohio	347,000	255,000	244,000
	South Carolina (1)	118,000	—	—
	Texas	245,000	252,000	282,000
	Utah	83,000	86,000	87,000
	Washington	497,000	403,000	418,000
	Wisconsin	84,000	93,000	46,000
		2,623,000	1,931,000	1,797,000
	Ending Membership by Program:
	Temporary Assistance for Needy Families (TANF), CHIP (2)	1,831,000	1,624,000	1,517,000
	Medicaid Expansion (3)	385,000	—	—
	Aged, Blind or Disabled (ABD)	325,000	268,000	244,000
	Medicare Special Needs Plans	49,000	39,000	36,000
	Medicare-Medicaid Plan (MMP) – Integrated (4)(5)	18,000	—	—
	Marketplace (3)	15,000	—	—
		2,623,000	1,931,000	1,797,000

____________
(1)	The South Carolina health plan began serving members under the state of South Carolina’s new full-risk Medicaid managed care program effective January 1, 2014.
(2)	CHIP stands for Children’s Health Insurance Program.
(3)	Medicaid Expansion membership phased in, and Marketplace became available for consumers to access coverage, beginning January 1, 2014.
(4)

Medicare-Medicaid Plans serve members who are dually eligible for Medicare and Medicaid. The Company’s MMP implementations in California, Illinois and Ohio offered coverage beginning in the second quarter of 2014.

(5)	MMP members who receive both Medicaid and Medicare coverage from the Company.

	MOLINA HEALTHCARE, INC.
	UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
	CONTINUING OPERATIONS
	(In thousands, except percentages and per-member per-month amounts)

		Three Months Ended December 31, 2014
		Member Months(1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	1,590	$463,224	$291.27	$379,281	$238.49	81.9%	$83,943
	Florida	362	126,243	348.60	129,198	356.76	102.3	(2,955)
	Illinois	238	84,323	353.71	77,181	323.76	91.5	7,142
	Michigan	725	213,190	294.14	184,398	254.41	86.5	28,792
	New Mexico	653	298,210	456.40	293,369	448.99	98.4	4,841
	Ohio	1,035	491,614	475.15	426,294	412.02	86.7	65,320
	South Carolina	354	93,389	263.97	73,624	208.10	78.8	19,765
	Texas	741	339,700	458.42	300,031	404.88	88.3	39,669
	Utah	251	75,480	300.28	69,739	277.44	92.4	5,741
	Washington	1,472	363,302	246.91	341,468	232.08	94.0	21,834
	Wisconsin	254	37,843	148.99	35,498	139.75	93.8	2,345
	Other (3)	—	11,755	—	12,457	—	—	(702)
		7,675	$2,598,273	$338.52	$2,322,538	$302.60	89.4%	$275,735

		Three Months Ended December 31, 2013
		Member Months(1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	1,101	$196,805	$178.70	$169,278	$153.71	86.0%	$27,527
	Florida	261	77,309	295.65	69,815	266.99	90.3	7,494
	Illinois	7	8,121	1,201.34	7,869	1,164.10	96.9	252
	Michigan	640	167,252	261.23	138,539	216.38	82.8	28,713
	New Mexico	508	147,991	291.16	132,465	260.62	89.5	15,526
	Ohio	773	278,916	360.85	236,409	305.86	84.8	42,507
	South Carolina	—	—	—	—	—	—	—
	Texas	761	321,938	423.35	284,998	374.77	88.5	36,940
	Utah	259	73,903	285.88	66,136	255.84	89.5	7,767
	Washington	1,219	275,778	226.15	248,871	204.09	90.2	26,907
	Wisconsin	280	38,925	139.19	31,797	113.70	81.7	7,128
	Other (3)	—	8,414	—	28,113	—	—	(19,699)
		5,809	$1,595,352	$274.63	$1,414,290	$243.46	88.7%	$181,062

____________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The MCR represents medical costs as a percentage of premium revenue.
(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

	MOLINA HEALTHCARE, INC.
	UNAUDITED SELECTED HEALTH PLAN SEGMENT FINANCIAL DATA,
	CONTINUING OPERATIONS
	(In thousands, except percentages and per-member per-month amounts)

		Year Ended December 31, 2014
		Member Months(1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	5,630	$1,523,084	$270.51	$1,268,937	$225.37	83.3%	$254,147
	Florida	1,104	439,107	397.79	419,422	379.95	95.5	19,685
	Illinois	307	153,271	498.48	140,480	456.88	91.7	12,791
	Michigan	2,802	780,896	278.68	660,790	235.81	84.6	120,106
	New Mexico	2,471	1,075,330	435.17	995,626	402.92	92.6	79,704
	Ohio	3,650	1,552,949	425.47	1,335,436	365.87	86.0	217,513
	South Carolina	1,463	381,317	260.72	323,061	220.89	84.7	58,256
	Texas	2,980	1,318,192	442.32	1,197,465	401.81	90.8	120,727
	Utah	996	309,411	310.64	285,303	286.43	92.2	24,108
	Washington	5,522	1,304,605	236.27	1,218,886	220.75	93.4	85,719
	Wisconsin	1,036	156,229	150.87	135,557	130.91	86.8	20,672
	Other (3)	—	28,120	—	95,368	—	—	(67,248)
		27,961	$9,022,511	$322.68	$8,076,331	$288.84	89.5%	$946,180

		Year Ended December 31, 2013
		Member Months(1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
			Total	PMPM	Total	PMPM
	California	4,233	$749,755	$177.10	$666,592	$157.46	88.9%	$83,163
	Florida	973	264,998	272.23	231,261	237.57	87.3	33,737
	Illinois	7	8,121	1,201.34	7,869	1,164.10	96.9	252
	Michigan	2,581	676,000	261.91	570,644	221.09	84.4	105,356
	New Mexico	1,492	446,758	299.36	384,466	257.62	86.1	62,292
	Ohio	3,007	1,098,795	365.44	924,675	307.53	84.2	174,120
	South Carolina	—	—	—	—	—	—	—
	Texas	3,178	1,291,001	406.27	1,114,852	350.84	86.4	176,149
	Utah	1,040	310,895	299.05	259,397	249.51	83.4	51,498
	Washington	4,941	1,168,405	236.47	1,028,210	208.10	88.0	140,195
	Wisconsin	1,060	143,465	135.40	114,340	107.91	79.7	29,125
	Other (3)	—	20,977	—	77,818	—	—	(56,841)
		22,512	$6,179,170	$274.48	$5,380,124	$238.99	87.1%	$799,046

____________
(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2)	The MCR represents medical costs as a percentage of premium revenue.
(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

	MOLINA HEALTHCARE, INC. UNAUDITED SELECTED FINANCIAL DATA (Dollars in thousands, except per-member-per-month amounts)

	The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

		Three Months Ended December 31,
		2014			2013
		Amount	PMPM	% of Total	Amount	PMPM	% of Total
	Fee for service	$1,643,620	$214.14	70.8%	$936,744	$161.26	66.2%
	Pharmacy	353,955	46.12	15.3	243,301	41.88	17.2
	Capitation	211,855	27.60	9.1	162,651	28.00	11.5
	Direct delivery	26,249	3.42	1.1	20,549	3.54	1.5
	Other	86,859	11.32	3.7	51,045	8.78	3.6
		$2,322,538	$302.60	100.0%	$1,414,290	$243.46	100.0%

		Year Ended December 31,
		2014			2013
		Amount	PMPM	% of Total	Amount	PMPM	% of Total
	Fee for service	$5,672,483	$202.87	70.2%	$3,611,529	$160.43	67.1%
	Pharmacy	1,273,329	45.54	15.8	935,204	41.54	17.4
	Capitation	748,388	26.77	9.3	603,938	26.83	11.2
	Direct delivery	96,196	3.44	1.2	48,288	2.14	0.9
	Other	285,935	10.22	3.5	181,165	8.05	3.4
		$8,076,331	$288.84	100.0%	$5,380,124	$238.99	100.0%

	The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:
						December 31,
						2014	2013
	Fee-for-service claims incurred but not paid (IBNP)					$870,429	$424,173
	Pharmacy payable					71,412	45,037
	Capitation payable					28,150	20,267
	Other (1)					230,531	180,310
						$1,200,522	$669,787

____________
(1)

“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s unaudited consolidated statements of operations. As of December 31, 2014 and 2013, the Company had recorded non-risk provider payables of approximately $119.3 million and $151.3 million, respectively.

MOLINA HEALTHCARE, INC. UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table shows the components of the change in medical claims and benefits payable from continuing and discontinued operations as of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per-member amounts)
Balances at beginning of period	$1,123,846	$632,706	$669,787	$494,530
Components of medical care costs related to:
Current period	2,392,191	1,455,385	8,122,885	5,434,443
Prior period	(69,656)	(41,142)	(45,979)	(52,779)
Total medical care costs	2,322,535	1,414,243	8,076,906	5,381,664

Change in non-risk provider payables	(16,629)	27,596	(31,973)	111,267
Payments for medical care costs related to:
Current period	1,489,503	1,017,300	7,064,427	4,932,195
Prior period	739,727	387,458	449,771	385,479
Total paid	2,229,230	1,404,758	7,514,198	5,317,674
Balances at end of period	$1,200,522	$669,787	$1,200,522	$669,787

Benefit from prior period as a percentage of:
Balance at beginning of period	6.2%	6.5%	6.9%	10.7%
Premium revenue, trailing twelve months	0.8%	0.7%	0.5%	0.9%
Medical care costs, trailing twelve months	0.9%	0.8%	0.6%	1.0%

Claims Data:
Days in claims payable, fee for service	49	43	49	43
Number of members at end of year	2,623,000	1,931,000	2,623,000	1,931,000
Number of claims in inventory at end of year	307,700	145,800	307,700	145,800
Billed charges of claims in inventory at end of year	$718,500	$276,500	$718,500	$276,500
Claims in inventory per member at end of year	0.12	0.08	0.12	0.08
Billed charges of claims in inventory per member at end of year	$273.92	$143.19	$273.92	$143.19
Number of claims received during the year	7,893,700	5,566,000	27,597,000	21,317,500
Billed charges of claims received during the year	$8,809,100	$5,565,600	$30,315,600	$21,414,600

	MOLINA HEALTHCARE, INC. ACA HIF MEDICAID REVENUE DETAILS BY HEALTH PLAN (In thousands)

		ACA HIF Reimbursement Recognized					Required ACA HIF Reimbursement through Dec. 31, 2014
		Three Months Ended				Year Ended Dec. 31, 2014
		March 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014
		Gross (1)
	California	$—	$—	$—	$—	$—	$11,616
	Florida	1,416	1,473	1,487	1,459	5,835	5,835
	Illinois	40	42	40	40	162	162
	Michigan	—	—	8,011	2,663	10,674	17,471
	New Mexico	—	—	—	11,322	11,322	11,322
	Ohio	7,791	8,117	6,912	7,606	30,426	30,426
	Texas	—	—	—	18,518	18,518	18,518
	Utah	—	—	3,000	1,049	4,049	5,332
	Washington	6,229	6,489	6,217	6,311	25,246	25,246
	Wisconsin	1,080	1,126	1,372	1,193	4,771	4,771
	Medicaid	16,556	17,247	27,039	50,161	111,003	130,699
	Medicare	2,892	3,199	3,068	3,053	12,212	12,212
		$19,448	$20,446	$30,107	$53,214	$123,215	$142,911
	Recognized in:
	Health insurer fee revenue	$18,696	$19,662	$29,427	$51,699	$119,484
	Premium tax revenue	752	784	680	1,515	3,731
		$19,448	$20,446	$30,107	$53,214	$123,215

____________
(1)	Amounts in the table include the full economic impact of the excise tax including premium tax and the income tax effect.

CONTACT:
Molina Healthcare, Inc.
Juan José Orellana, 562-435-3666, ext. 111143
Investor Relations